Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Sanofi-Aventis, dated June 3, 2005, of our report dated April 11, 2005, with respect to the consolidated financial statements of Sanofi-Aventis included in its Annual Report under Form 20-F for the year ended December 31, 2004.

ERNST & YOUNG Audit

Represented by Valérie Quint and Gilles Puissochet

/s/ Valérie Quint	/s/ Gilles Puissochet

Valérie Quint	Gilles Puissochet

Paris, France
June 3, 2005